Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1997 (except Note 1, as to which the date is May 7, 1997) in Amendment No. 8 to the Registration Statement (Form SB-2 No. 333-09349) and related Prospectus of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) for the registration of 7,047,788 shares of common stock.


                                                      /s/ Ernst & Young LLP
                                                          Ernst & Young LLP

Kansas City, Missouri
June 25, 1997